REGISTERED AND FILED
AS NO. 181935 THIS 9 DAY
OF Feb 2007
ASST REGISTRAR OF COMPANIES
DEP. CAYMAN ISLANDS

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Comanche Clean Energy Corporation

1 The name of the Company is **Comanche Clean Energy Corporation**

2 The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4 The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5 The share capital of the Company is US$110,000.00 divided into 100,000,000 Ordinary shares of a par value of US$0.001 each and 10,000,000 Preference Shares of a par value of US$0.001 each.

6 The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

REGISTRAR OF COMPANIES
EXEMPTED

WE, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of shares shown opposite our name.

DATED this 9th day of February 2007.

SIGNATURE and ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN
M&C Corporate Services Limited of PO Box 309GT, Ugland House South Church Street, George Town, Grand Cayman, Cayman Islands acting by:	One

Graham Lockington

Mark Matthews

Veta Rockett

Witness to the above signatures

I, CINDY Y. JEFFERSON-BULGIN, Dep. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 9 day of February 2007.

Dept. REGISTRAR OF COMPANIES

REGISTRAR OF COMPANIES EXEMPTED